[Letterhead of Larry O'Donnell, CPA, P.C.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation of my report dated March 30, 2010 on the financial statements of Genesis Electronics Group Inc. as of December 31, 2009 and 2008 and for the years then ended which is included in this Form S-1 and to the reference to my Firm under caption "Experts" in the Form S-1.

/s/Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.

July 20, 2010
Aurora, Colorado